Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38250) of Krispy Kreme Doughnuts, Inc. of our report dated June 27, 2008 relating to the financial statements of the Krispy Kreme Doughnut Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 29, 2009